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                                    FORM OF
                           DATA TRANSLATION II, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                                ENROLLMENT FORM


PLEASE PRINT/TYPE
-----------------


-----------------------------------
Name

-----------------------------------      -----------------    ---------------
Address                                  Employee No.         Division

-----------------------------------


PARTICIPANT CONTRIBUTIONS
-------------------------

Contribution Rate___%  Indicate the percentage of base pay and commissions you want deducted by regular payroll deductions (1% - 10%, whole percentages only).


AUTHORIZATION
-------------

[  ]   I hereby acknowledge receipt of a copy of the Plan's Summary Plan
       Description and authorize the Company to enroll me in the Data
                                                ------
       Translation II, Inc. Employee Stock Purchase Plan. I further acknowledge that I must notify the Company if I sell the Shares purchased under the Plan within the two-year holding period. I hereby authorize the Company and its subsidiaries to withhold any taxes required to be withheld in connection with the Plan from any payment otherwise due to me.

[  ]   I hereby authorize Shares purchased under the Data Translation II, Inc.
       Employee Stock Purchase Plan to be issued in my name and that of -------------------------- joint tenants with rights of survivorship.* (name of another individual)
[  ]   I hereby designate the following as my beneficiary under the Data
       Translation II, Inc. Employee Stock Purchase Plan:


       ---------------------------------     ---------------------------------
       Name                                  Relationship

       ---------------------------------
       Address

       ----------------------------------


-----------------------------------------    ---------------------------------
Employee Signature                           Date
================================================================================


INTERNAL OFFICE USE ONLY
------------------------

Participant contribution ____% of Plan Compensation --------------------- (Effective Date)


-------------------------                            ---------------------------
Date received                                        Processed by


*If this provision is not completed, the shares will be issued in your name only.